Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

Cutera, Inc.

Ron Santilli

Chief Financial Officer

415-657-5500

Investor Relations

John Mills

Integrated Corporate Relations, Inc.

310-954-1100

john.mills@icrinc.com

Cutera Reports First Quarter 2009 Results

BRISBANE, Calif., May 4, 2009 — Cutera, Inc. (NASDAQ: CUTR), a leading provider of laser and other light-based aesthetic systems for practitioners worldwide, today reported financial results for the first quarter ended March 31, 2009.

First quarter 2009 revenue was $14.4 million, compared to $21.6 million in the same period last year. Net loss for the first quarter of 2009 was $1.8 million, or $0.14 per diluted share, compared to net loss of $0.5 million, or $0.04 per diluted share, in the first quarter of 2008. The first quarter of 2009 included an estimated charge of $850,000 ($523,000 net of tax, or $0.04 per diluted share), for the tentative settlement of our Telephone Consumer Protection Act litigation matter.

Kevin Connors, President and CEO of Cutera, stated, “Historically, our first-quarter revenue is lower than any other quarter’s revenue during a fiscal year, and that trend was worsened by the ongoing global recession. In April, we reduced our company wide headcount by 12% and we will continue to manage our expenses during these uncertain times and make the appropriate decisions in an effort to better align expenses with current revenue levels.

In the current market environment, we believe that the core market of dermatologists, plastic surgeons and other established medical offices provide us the best opportunities in our industry. Therefore we plan on focusing our sales, marketing and new product development efforts on this segment of our market. As such, we remain focused on gathering clinical data for our Adjustable Depth Selectivity (ADS) technology that was recently previewed at the American Academy of Dermatology meeting in San Francisco. This latest innovation is the culmination of five years of clinical research and collaboration for non-invasive body contouring.”

Mr. Connors concluded, “While the near-term prospects for our industry are difficult to predict due to the current economic uncertainty, we believe that our worldwide distribution network, strong balance sheet with $103.4 million in cash and investments - with no debt, broad portfolio of products, and various research and development projects underway, offer continuing, long-term opportunities for our company.”

Conference Call:

The conference call to discuss these results is scheduled to begin at 2:00 p.m. PT (5:00 p.m. ET) on May 4, 2009. The call will be broadcast live over the Internet hosted at the Investor Relations section of Cutera’s website at www.cutera.com, and will be archived online within one hour of its completion and continue through 8:59 p.m. PT (11:59 p.m. ET) on May 18, 2009. In addition, you may call 1-800-762-8795 to listen to the live broadcast. Participating in the call will be Kevin Connors, President and Chief Executive Officer, and Ron Santilli, Chief Financial Officer.

About Cutera, Inc.

Brisbane, California-based Cutera is a leading provider of laser and other light-based aesthetic systems for practitioners worldwide. Since 1998, Cutera has been developing innovative, easy-to-use products that enable physicians and other qualified practitioners to offer safe and effective aesthetic treatments to their patients. For more information, call 1-888-4CUTERA or visit www.cutera.com.

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning Cutera’s ability to settle outstanding litigation, grow its business, increase revenue, manage expenses, generate additional cash, develop and commercialize existing and new products and applications, and improve the performance of its worldwide sales and distribution network and statements regarding long-term prospects are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties, which may cause Cutera’s actual results to differ materially from the statements contained herein. Potential risks and uncertainties that could affect Cutera’s business and cause its financial results to differ materially from those contained in the forward-looking statements include the global economic crisis, which may reduce consumer demand for its products, cause potential customers to delay their purchase decisions and make it more difficult for some potential customers to obtain credit financing; its ability to increase revenue, manage expenses and improve sales productivity and performance worldwide; its ability to successfully develop and acquire new products and applications and market them to both its installed base and new customers; the length of the sales cycle process; unforeseen events and circumstances relating to its operations; government regulatory actions; and those other factors described in the section entitled, “Risk Factors,” in its most recent Form 10-Q as filed with the Securities and Exchange Commission on May 4, 2009. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Cutera undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events. Cutera’s first quarter ended March 31, 2009 financial performance, as discussed in this release, is unaudited and subject to adjustment.

CUTERA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	March 31, 2009	December 31, 2008
Assets
Current assets:
Cash and cash equivalents	$35,793	$36,540
Marketable investments	58,131	60,653
Accounts receivable, net	5,262	5,792
Inventories	9,846	9,927
Deferred tax asset	4,652	4,257
Other current assets and prepaid expenses	2,997	1,771

Total current assets	116,681	118,940
Property and equipment, net	1,241	1,357
Long-term investments	9,463	9,627
Intangibles, net	975	1,025
Deferred tax asset, net of current portion	6,312	6,527

Total assets	$134,672	$137,476

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,535	$1,690
Accrued liabilities	8,166	8,848
Deferred revenue	6,596	6,758

Total current liabilities	16,297	17,296
Deferred rent	1,658	1,713
Deferred revenue, net of current portion	4,001	4,907
Income tax liability	1,421	1,452

Total liabilities	23,377	25,368

Stockholders’ equity:
Common stock	13	13
Additional paid-in capital	81,450	80,318
Retained earnings	29,582	31,410
Accumulated other comprehensive income	250	367

Total stockholders’ equity	111,295	112,108

Total liabilities and stockholders’ equity	$134,672	$137,476

CUTERA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2009	2008
Net revenue	$14,430	$21,618
Cost of revenue	5,936	8,219

Gross profit	8,494	13,399

Operating expenses:
Sales and marketing	7,003	10,349
Research and development	1,743	1,785
General and administrative	2,520	2,941
Litigation settlement	850	—

Total operating expenses	12,116	15,075

Loss from operations	(3,622)	(1,676)
Interest and other income, net	599	901

Loss before income taxes	(3,023)	(775)
Benefit from income taxes	(1,195)	(233)

Net loss	$(1,828)	$(542)

Net loss per share:
Basic	$(0.14)	$(0.04)

Diluted	$(0.14)	$(0.04)

Weighted-average number of shares used in per share calculations:
Basic	13,120	12,740

Diluted	13,120	12,740

CUTERA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2009	2008
Cash flows from operating activities:
Net loss	$(1,828)	$(542)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	1,045	1,330
Tax deficit from stock-based compensation	(26)	—
Depreciation and amortization	228	223
Change in deferred tax asset	(105)	(15)
Other	396	76
Changes in assets and liabilities:
Accounts receivable	475	2,343
Inventories	(292)	(1,851)
Other current assets	(882)	(240)
Accounts payable	(155)	68
Accrued liabilities	(682)	(3,083)
Deferred rent	(55)	34
Deferred revenue	(1,068)	788
Income tax liability	(31)	359

Net cash used in operating activities	(2,980)	(510)

Cash flows from investing activities:
Acquisition of property and equipment	(62)	(186)
Proceeds from sales of marketable investments	6,578	37,360
Proceeds from maturities of marketable investments	1,145	2,562
Purchase of marketable investments	(5,542)	(12,205)

Net cash provided by investing activities	2,119	27,531

Cash flows from financing activities:
Proceeds from exercise of stock options	114	35

Net cash provided by financing activities	114	35

Net increase (decrease) in cash and cash equivalents	(747)	27,056
Cash and cash equivalents at beginning of period	36,540	11,054

Cash and cash equivalents at end of period	$35,793	$38,110

CUTERA, INC.

CONSOLIDATED REVENUE HIGHLIGHTS

(in thousands, except percentage data)

(unaudited)

	Three Months Ended March 31,
	2009	2008	Change
Revenue By Geography:
United States	$6,345	$12,384	-49%
International	8,085	9,234	-12%

	$14,430	$21,618	-33%

Revenue By Product Category:
Products	$8,038	$15,327	-48%
Product upgrades	1,754	2,232	-21%
Service	3,253	2,704	+20%
Titan refills	1,385	1,355	+2%

	$14,430	$21,618	-33%